Mining Services International
                                   Exhibit 21

                              List of Subsidiaries

Name of Subsidiary                                                   Ownership %
------------------                                                   -----------
Nevada Chemicals, Inc., a Nevada Corporation                             100%

         Cyanco, unincorporated joint venture of Nevada
         Chemicals, Inc., 50% owned

Turon-MSI Ltd., an Uzbekistan Limited Liability Company                   51%

Central Asia Chemicals  Limited  (previously  Turon-MSI
Ltd.), a Grand Cayman 100% Company

Cayman Mining Services Limited, a Grand Cayman company                    50%

         Suministros  y Servicios  Mineros de Colombia,
         Ltda., a Colombian limited liability company, a 99.999% subsidiary of Cayman Mining Services
         Ltd.

         Mining Capital Resources Ltd. , a Grand Cayman company, a wholly owned subsidiary of Cayman
         Mining Services Limited

MSI Chemicals Limited, a Grand Cayman company                            100%

West Africa Chemicals Limited, a Mauritius company                        50%

         West  Coast   Explosives   Ltd.,   a  Ghanaian
         company,  a wholly  owned  subsidiary  of West
         Africa Chemicals Limited

MSI Russia Ltd., a Nevada limited liability company                      100%

         Eastern   Mining   Services  Ltd.,  a  Russian
         limited   liability   company,   a  50%  owned
         subsidiary of MSI Russia Ltd..

O'Brien Design Associates, Inc., a Delaware Corporation                  100%

Green Mountain Explosives, Inc., a Maine Corporation                     100%